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                                                                    EXHIBIT 23.5

                    [LETTERHEAD OF RYDER SCOTT COMPANY, L.P.]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (the "Registration Statement") of Edge Petroleum Corporation (the "Company") of our summary report dated March 17, 2003 included as Exhibit 99.1 to the Annual Report on Form 10-K/A of the Company in respect of our reserve report relating to the oil and gas reserves and revenues of certain interests of the Company as of December 31, 2002 and of the data extracted from such reports appearing in Items 1 and 2 entitled "Business and Properties" under the caption "Oil and Natural Gas Reserves" and in Supplementary Financial Information on Oil and Natural Gas Exploration, Development and Production Activities (unaudited) in such Annual Report on Form 10-K/A. We hereby consent to all references to such reports and/or this firm in such Annual Report on Form 10-K/A and we hereby consent to all references to such reports and/or to this firm in such Registration Statement, and further consent to our being named as an expert in such Registration Statement.

                                        /s/ RYDER SCOTT COMPANY, L.P.
                                        -----------------------------
                                        RYDER SCOTT COMPANY, L.P.

Houston, Texas
March 15, 2004